UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2021

Minerva Neurosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36517	26-0784194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Trapelo Road Suite 286 Waltham, MA	02451
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (617) 600-7373

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NERV	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

Appointment of President

On October 11, 2021, Minerva Neurosciences, Inc. (the “Company”) announced the appointment of Geoffrey Race as the Company’s President, effective October 11, 2021. Mr. Race thereby will no longer serve as the Company’s Executive Vice President, Chief Financial Officer and Chief Business Officer.

Mr. Race, age 61, has provided services to the Company since July 2010, first as a consultant and then as an employee beginning in May 2014. Mr. Race most recently held the positions of the Company’s Executive Vice President and Chief Financial Officer, from May 2014 to October 2021, and Chief Business Officer from January 2016 to October 2021. Mr. Race also serves as a member of the boards of directors of Huq Industries Ltd. and F-star Therapeutics Ltd. Mr. Race is a Fellow of the Institute of Chartered Management Accountants and earned his M.B.A. from Durham University Business School (UK).

In connection with Mr. Race’s appointment, Mind-NRG SARL, a wholly owned subsidiary of the Company, and Mr. Race entered into a First Amendment to that certain Employment Agreement dated as of August 1, 2016, effective October 11, 2021 (the “Race Employment Agreement Amendment”), to reflect Mr. Race’s new position as the President of the Company and Mind-NRG SARL. Under the Race Employment Agreement Amendment, Mr. Race will continue being eligible to receive an annual base salary of $442,293, plus any mandatory contributions for family and children allowances.

The foregoing descriptions are a summary of the Race Employment Agreement Amendment and are qualified in their entirety by reference to the full text of the Race Employment Agreement Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

There are no arrangements or understandings between Mr. Race and any other person pursuant to which he is being appointed as President of the Company. Mr. Race has no family relationship with any of the executive officers or directors of the Company, and he has no direct or indirect interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of Chief Financial Officer

On October 11, 2021, the Company announced the appointment of Frederick Ahlholm as the Company’s Chief Financial Officer (principal financial officer and principal accounting officer), effective October 11, 2021. Mr. Ahlholm thereby will no longer serve as Chief Accounting Officer of the Company but will continue in the role of Senior Vice President of Finance.

Mr. Ahlholm, age 56, has provided services to the Company since January 2014, first as a consultant and then as an employee beginning in June 2014. Mr. Ahlholm most recently held the positions of the Company’s Chief Accounting Officer from July 2014 to October 2021, and Senior Vice President of Finance from May 2015 to October 2021. Mr. Ahlholm has over 15 years of experience leading the finance organization at publicly-traded biotech companies, is a CPA and earned his B.A. in Business Administration at the University of Notre Dame.

In connection with Mr. Ahlholm’s appointment, the Company and Mr. Ahlholm entered into an Amended and Restated Employment Agreement, effective October 11, 2021 (the “Ahlholm Employment Agreement”). Under the Ahlholm Employment Agreement, Mr. Ahlholm’s annual base salary will increase from $373,890 to $400,000. Mr. Ahlholm is also eligible to receive an annual performance bonus in an amount equal to 45% of Mr. Ahlholm’s base salary, with the actual bonus amount for the applicable calendar year to be determined by the Company based on achievement of objectives established by the Board and/or the Compensation Committee of the Board (the “Compensation Committee”), and specific annual objectives for Mr. Ahlholm’s position, to be set by the Board, the Compensation Committee, and/or the President of the Company. Subject to the severance benefits described herein, in order to be eligible to receive the annual bonus, Mr. Ahlholm must remain employed by the Company at the time it makes annual bonus payments to employees for that year, which generally occurs during the first quarter of the following year.

Under the Ahlholm Employment Agreement, Mr. Ahlholm will continue to be eligible to participate in the Company’s benefit plans, as may be maintained by the Company from time to time, including the retention program benefits described in the letter to Mr. Ahlholm dated October 13, 2020 (a copy of which was filed as Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q for the quarter ended

September 20, 2020), as amended and supplemented by the supplemental retention program benefits described in the letter to Mr. Ahlholm dated April 27, 2021 (the form of which was filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021). In addition, the Company is required to reimburse or otherwise provide for payment for reasonable out-of-pocket business expenses incurred by Mr. Ahlholm in furtherance of or in connection with the legitimate business of the Company, subject to such reasonable documentation or policy requirements established by the Company from time to time.

In the event that Mr. Ahlholm experiences a termination of his employment without “cause” or he resigns for “good reason” outside of 12 month period immediately following a Change in Control (as defined in the Ahlholm Employment Agreement), provided that he executes and makes effective a separation agreement and release against the Company and its affiliates, Mr. Ahlholm will become entitled to (i) continued payment of his annual base salary for nine months, (ii) payment of his COBRA premiums, less the amount charged to active employees for health coverage, for up to nine months, (iii) payment of a pro-rata portion of his annual bonus, (iv) immediate vesting of any unvested options that are outstanding immediately prior to the date of termination and, but for the termination of his employment, would have vested during the nine month period immediately following the date of termination, and (v) continued eligibility of the performance-based restricted stock units (“PRSUs”) granted to Mr. Ahlholm to vest based solely on satisfaction of the applicable performance milestones for a nine month period and waiver of any obligation to remain in service with the Company. In the event that Mr. Ahlholm experiences a termination of his employment without “cause” or he resigns for “good reason” within 12 month period immediately following a Change in Control, provided that he executes and makes effective a separation agreement and release against the Company and its affiliates, Mr. Ahlholm will become entitled to (i) continued payment of his annual base salary for 12 months, (ii) payment of his COBRA premiums, less the amount charged to active employees for health coverage, for up to 12 months; (iii) payment of his full annual bonus for the performance year in which the termination occurs, payable as a lump sum payment; and (iv) immediate vesting of all outstanding unvested options, including Mr. Ahlholm’s PRSUs.

The foregoing descriptions are a summary of the Ahlholm Employment Agreement and are qualified in their entirety by reference to the full text of the Ahlholm Employment Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

There are no arrangements or understandings between Mr. Ahlholm and any other person pursuant to which he is being appointed as Chief Financial Officer of the Company. Mr. Ahlholm has no family relationship with any of the executive officers or directors of the Company, and he has no direct or indirect interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Press Release

On October 11, 2021, the Company issued a press release announcing the appointments described above of Mr. Race and Mr. Ahlholm. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	First Amendment to the Employment Agreement of Geoff Race by and between Mind-NRG SARL and Geoff Race, effective October 11, 2021.

10.2	Amended and Restated Employment Agreement by and between Minerva Neurosciences, Inc. and Frederick Ahlholm, effective October 11, 2021

99.1	Press Release of Minerva Neurosciences, Inc. dated October 11, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINERVA NEUROSCIENCES, INC.

By:	/s/ Geoffrey Race
Name:	Geoffrey Race
Title:	President

Date: October 12, 2021